BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated January 22, 2004, except for Note 6 which is dated November 6, 2004, accompanying the financial statements of Expert Systems, Inc. on Form SB-2/A for the years ended December 31, 2003 and 2002 and for the period of April 16, 2002 (inception date) through December 31, 2002.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Expert Systems, Inc. on Form SB-2/A.

Signed,

/s/ Bagell, Josephs & Company, L.L.C.

December 16, 2004